EXHIBIT 99A
Digi Acquires European Wireless Router Leader Sarian Systems
U.K.-based company extends Digi’s wireless portfolio and solidifies Digi’s position as a global leader in commercial grade cellular/wireless routers
MINNETONKA, Minn. (April 28, 2008) — Digi International® Inc. (NASDAQ: DGII) today announced the acquisition of Sarian Systems, Limited. a privately held U.K. based corporation and a leader in the European wireless router market. The acquisition is a cash transaction for approximately $30.5 million for all the outstanding ordinary shares of Sarian. The purchase price of $30.5 million takes into account cash on Sarian’s balance sheet as of the acquisition date, estimated to be $2.5 million.
Sarian Systems designs, develops and manufactures advanced wireless/cellular IP Routing equipment for mission critical applications. Having developed its own comprehensive IP operating system and software, Sarian delivers customers technical excellence, flexibility and rapid customization. With a vertical market focus and deep protocol knowledge, Sarian has developed a strong customer base in ATM connectivity; retail and payment systems connectivity; remote monitoring or telemetry; lottery terminal connectivity; and wireless backup of wired broadband connections. This vertical focus is highly complementary to Digi’s market approach.
“As we got to know the Sarian team and business, it quickly became apparent that this acquisition was a great fit on many levels,” said Joe Dunsmore, Chairman, President and CEO of Digi. “We’re acquiring a high-growth, profitable wireless business that can be expanded from Europe into other parts of the world. We have very similar corporate cultures and vertical go-to-market strategies, so integration will be straightforward. And with Sarian’s strong European engineering and sales presence, we’re immediately increasing the international content and capabilities of our business.”
“With the great cultural and technical fit we see Digi as the ideal partner to take the fast growing business that we have in Europe, Scandinavia and Southern Africa into many other geographic regions,” said Andrew Hood, Managing and Technical Director of Sarian. “Digi’s market-leading Drop-in Networking technology and our flexible wired and wireless IP routing capability create a powerful global combination.”
Transaction Specifics
Digi expects Sarian to contribute in excess of $2.5 million in revenue for the third fiscal quarter of 2008, from date of acquisition, and in a range of approximately $3.5 to $5.5 million in revenue for the fourth fiscal quarter of 2008. Digi anticipates Sarian will contribute revenue in a range of $23 million to $27 million for fiscal year 2009.
Digi anticipates that in-process research and development and other acquisition-related expenses will reduce earnings per diluted share by $0.08 to $0.10 for the third fiscal quarter of 2008. Digi expects the Sarian acquisition will be $0.06 to $0.08 accretive per diluted share for fiscal 2009, and that Sarian earnings per diluted share will be breakeven or slightly accretive beginning in the fourth quarter of fiscal 2008.
Pursuant to the terms of the share purchase agreement, Sarian became a wholly owned subsidiary of Digi International Ltd., located in the United Kingdom, a second tier subsidiary of Digi International Inc. Digi will retain the Sarian office in Ilkley, West Yorkshire, England.
Second Fiscal Quarter 2008 and Sarian Acquisition Conference Call Details
Digi invites all those interested in hearing management’s discussion of its quarter and the Sarian acquisition, on Monday, April 28, 2008 after market close at 5:00 p.m. EDT (4:00 p.m. CT), to join the call by dialing (800) 237-9752 and entering passcode 17264102. International participants may access the call by dialing (617) 847-8706 and entering passcode 17264102. A replay will be available two hours after the completion of the call, and for one week following the call, by dialing (888) 286-8010 for domestic participants or (617) 801-6888 for international participants and entering access code 44427522 when prompted. Participants may also access a live webcast of the conference call through the investor relations section of Digi’s website, www.digi.com.
About Digi International
Digi International, the leader in device networking for business, develops reliable products and technologies to connect and securely manage local or remote electronic devices over the network or via the web. Digi offers the highest levels of performance, flexibility and quality, and markets its products through a global network of distributors and resellers, systems integrators and original equipment manufacturers (OEMs). For more information visit www.digi.com
About Sarian Systems
Sarian Systems manufacturers advanced wired and wireless IP routers designed for mission critical communications. Founded in 1999, Sarian is a privately owned company backed by funds managed by YFM Private Equity and based in Ilkley, Yorkshire. Sarian primarily targets businesses in the retail, lottery, finance, telemetry and remote access markets. Its broadband and wireless routers are used for a wide variety of purposes, including broadband backup, network performance monitoring and EPOS transactions.
Sarian sells products in more than 40 countries, to blue chip companies including American Express, Travelex and BP Oil. Major telecommunications operators such as T-Mobile, and ATM operators also rely on Sarian products for day to day operation of their businesses. For more information visit www.sarian.co.uk
Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which generally can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” target,” “estimate,” “may,” “will,” “expect,” “plan,” “project,” “should,” or “continue” or the negative thereof or other variations thereon or similar terminology. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which the companies operate, projections of future performance, perceived opportunities in the market and statements regarding the combined company’s mission and vision, future financial and operating results, and benefits of the transaction. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the highly competitive market in which the companies operate, rapid changes in technologies that may displace products sold by the combined company, declining prices of networking products, the combined company’s reliance on distributors, delays in product development efforts, uncertainty in consumer acceptance of the combined company’s products, and changes in the companies’ level of revenue or profitability.

These forward-looking statements are neither promises nor guarantees, but are subject to risk and uncertainties that could cause actual results to differ materially from the expectations set forth in the forward-looking statements, including but not limited to uncertainties associated with economic conditions in the marketplace, particularly in the principal industry sectors served by the combined company, changes in customer requirements and in the volume of sales to principal customers, the ability of the combined company to achieve the anticipated benefits and synergies associated with this transaction, the challenges and risks associated with managing and operating business in numerous international locales, competition and technological change, and the risks that the businesses will not be integrated successfully.
These and other risks, uncertainties and assumptions identified from time to time in Digi’s filings with the Securities and Exchange Commission, including without limitation, its annual reports on From 10-K and quarterly reports on Form 10-Q, could cause future results to differ materially from those expressed in any forward-looking statements. Many of such factors are beyond Digi’s ability to control or predict. These forward-looking statements speak only as of the date for which they are made. The companies disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Investor Contact:
Erika Moran
The Investor Relations Group
212-825-3210
emoran@investorrelationsgroup.com
Digi Press Contact:
Jan McBride
Digi International
952-912-3473
Jan_McBride@digi.com
Sarian Press Contact:
Tom Kirkham
Johnson King PR
Tel: + 44 (0)20 7401 7968
Email: sarianteam@johnsonking.co.uk
All brand names and product names are trademarks or registered trademarks of their respective companies.